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                                                                 EXHIBIT (23)(F)


                      CONSENT OF BEAR, STEARNS & CO. INC.


     We hereby consent to the inclusion of our opinion dated May 10, 1995, as ANNEX D to the Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4, as amended (File No. 33-58261) of First Union Corporation and to the references to our firm as Financial Advisor to the Special Advisory Committee of American Savings of Florida, F.S.B. and to our opinion contained in said Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and Regulations of the Securities and Exchange Commission.


                                      BEAR, STEARNS & CO. INC.


                                      By: JOHN M. FOX
                                        JOHN M. FOX
                                        MANAGING DIRECTOR


May 10, 1995